EXHIBIT 21

SUBSIDIARIES

OF

MONSTER BEVERAGE CORPORATION

Entity Name	Jurisdiction
75-6099 Kuakini Highway, LLC	Hawaii
ALCO Brands LLC (formerly Seltzer Brands LLC)	Delaware
American Fruits and Flavors Ireland DAC	Ireland
American Fruits and Flavors San Fernando, LLC	California
American Fruits and Flavors, LLC	Delaware
CANarchy Craft Brewery Collective, LLC	Colorado
CANarchy Intermediate Brewery, LLC	Delaware
Energy Beverages Australia Pty Ltd	Australia
Energy Beverages Canada, Ltd.	Canada
Energy Beverages Chile SpA doing business as Reign SpA	Chile
Energy Beverages Europe Limited	Ireland
Energy Beverages Japan Godo Kaisha	Japan
Energy Beverages LLC	Delaware
Energy Beverages Rus LLC	Russian Federation
Energy Beverages UK Limited	United Kingdom
Energy Beverages Vietnam Company Limited	Vietnam
Fastest, LLC	Delaware
Flare Acquisition LLC	Delaware
Full Throttle Energy Company	Delaware
GS 4297, LLC	Delaware
Kuakini Holdings LLC	Delaware
Kuakini Operations LLC	Delaware
MEC Corona Summit II LLC	California
MEC Corona Summit III LLC	California
MEC Corona Summit IV LLC	California
MEC Corona Summit LLC	California
MEC Kona I LLC	Delaware
MEC Manufacturing LLC	Delaware
MEC Norwalk LLC	California
MECEB Productions II, LLC	Delaware
MECEB Productions, LLC	Delaware
Monarchy Beverage Company LLC	Delaware
Monster 2535 Anselmo LLC	California
Monster Beverage Company	Connecticut
Monster Beverage Company Peru S.R.L.	Peru
Monster Brewing LLC	Delaware
Monster Energy Argentina S.A.	Argentina
Monster Energy AU Pty Ltd	Australia
Monster Energy Austria GmbH	Austria
Monster Energy Bebidas Ecuador Cia. Ltda.	Ecuador
Monster Energy Beverage (Shanghai) Co., Ltd.	China
Monster Energy Beverage Company of South Africa (Proprietary) Limited	South Africa
Monster Energy Brasil Comércio de Bebidas Ltda.	Brazil
Monster Energy Canada Ltd.	Canada
Monster Energy Cayman Limited	Cayman Islands
Monster Energy Colombia SAS	Colombia
Monster Energy Company	Delaware

Entity Name	Jurisdiction
Monster Energy Company (Swaziland) (Proprietary) Limited	Eswatini
Monster Energy Company (Taiwan)	Taiwan
Monster Energy Company -Chile- Limitada	Chile
Monster Energy Costa Rica, Limitada	Costa Rica
Monster Energy Dominican Republic, S.R.L.	Dominican Republic
Monster Energy Egypt L.L.C.	Egypt
Monster Energy Europe Limited	United Kingdom
Monster Energy France S.A.S.	France
Monster Energy Hong Kong Limited	Hong Kong
Monster Energy India Private Limited	India
Monster Energy International Company	Delaware
Monster Energy Israel Ltd.	Israel
Monster Energy Japan Godo Kaisha	Japan
Monster Energy Kazakhstan LLP	Kazakhstan
Monster Energy Korea, Ltd.	South Korea
Monster Energy Limited	Ireland
Monster Energy México, S. de R.L. de C.V.	Mexico
Monster Energy Nigeria Limited	Nigeria
Monster Energy Pakistan (Private) Limited	Pakistan
Monster Energy PRC Holdings (HK) Limited	Hong Kong
Monster Energy Rus LLC	Russian Federation
Monster Energy SER doo Beograd-Vracar	Serbia
Monster Energy Singapore Pte. Ltd.	Singapore
Monster Energy Southeast Asia Sdn. Bhd.	Malaysia
Monster Energy Trading L.L.C.	United Arab Emirates
Monster Energy Trinidad Limited	Trinidad and Tobago
Monster Energy UK Limited	United Kingdom
Monster Energy Ukraine, Limited Liability Company	Ukraine
Monster Energy US LLC	Delaware
Monster Energy Vietnam Company Ltd.	Vietnam
Monster House Limited	United Kingdom
Monster Içecek Ticaret Limited Şirketi	Turkey
Monster LDA Company	Delaware
NOS Energy Company	California
Reign Beverage Company LLC	Delaware
Rialto Renaissance LLC	California
Rule Beverage Company LLC	Delaware
True North Beverage LLC	Delaware